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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 5, 2000


                             ADVANCE PARADIGM, INC.
               (Exact Name of Registrant as Specified in Charter)


              Delaware                                 0-21447                              75-2493381
    (State or Other Jurisdiction                     (Commission                           (IRS Employer
          of Incorporation)                         File Number)                        Identification No.)


        545 E. John Carpenter Freeway, Suite 1570, Irving, Texas                               75062
                (Address of Principal Executive Offices)                                    (Zip Code)


Registrant's telephone number, including are code:   (972) 830-6199




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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

           On July 5, 2000, Advance Paradigm, Inc. (the "Company") completed the acquisition of First Florida International Holdings, Inc., Phoenix Communications International, Inc., Innovative Pharmaceutical Strategies, Inc., HMN Health Services, Inc. and Mature Rx Plus of Nevada, Inc. (the "Acquired Companies") pursuant to an Agreement and Plan of Merger and Reorganization, dated July 5, 2000 (the "Merger Agreement"). The Acquired Companies specialize in direct-to-consumer pharmaceutical marketing and pharmacy benefit-related services to employers and third party administrators. The Acquired Companies were privately held under common control of a group of eleven shareholders.

           The Company issued 3,500,000 shares of its common stock in exchange for all of the outstanding shares of the Acquired Companies. The amount of the consideration was determined based upon arms-length negotiations between the Company and the Acquired Companies. The transaction will be accounted for as a tax-free pooling of interests.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (a)    Financial Statements of Businesses Acquired.

           The financial statements of the Acquired Companies required pursuant to Rule 3-05(b)(2) of Regulation S-X will be filed by amendment no later than September 18, 2000.

           (b)    Pro Forma Financial Information.

           The pro forma financial information relating to the Acquired Companies required pursuant to Rule 11-01 of Regulation S-X will be filed by amendment not later than September 18, 2000.

           (c)    Exhibits.

           Exhibits required by Item 601 of Regulation S-K:

           Exhibit No.              Exhibit
           -----------              -------

                2.1 Agreement and Plan of Merger and Reorganization, dated July 5, 2000


                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ADVANCE PARADIGM, INC.

Date:  July 19, 2000                       By: /s/ David D. Halbert
                                           Name: David D. Halbert
                                           Title: Chief Executive Officer/
                                                  Chairman of the Board


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                                INDEX TO EXHIBITS
                                -----------------


Exhibit No.       Exhibit
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2.1               Agreement and Plan of Merger and Reorganization, dated July
                  5, 2000